Exhibit 99.1

Veritiv Announces Third Quarter 2018

Financial Results

Reports Third Quarter Net Sales of $2.2 Billion,

Net Income of $1.4 Million,

Basic and Diluted Earnings per Share of $0.09, and

Adjusted EBITDA of $52.7 Million

ATLANTA (November 6, 2018) — Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the third quarter ended September 30, 2018.

“We are pleased with our third quarter results,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation. “Our Packaging business continued to perform well, growing both revenues and Adjusted EBITDA. For the quarter, Adjusted EBITDA improved 20% year-over-year, and we are on track to meet our full year Adjusted EBITDA guidance.”

For the three months ended September 30, 2018, compared to the three months ended September 30, 2017:

•                  Net sales were $2.2 billion, an increase of 3.6% from the prior year. Net sales increased 2.3% from the prior year, excluding the negative effect of foreign currency (0.4%) and positive effect of one extra shipping day (1.6%) in the third quarter of 2018.

•                  Net income was $1.4 million, compared to net loss of $(14.3) million in the prior year. Net integration, acquisition and restructuring charges were $13.3 million in the third quarter of 2018 and $16.9 million in the prior year.

•                  Basic and diluted earnings (loss) per share were $0.09 compared to $(0.91) in the prior year.

•                  Adjusted EBITDA was $52.7 million, an increase of 19.5% from the prior year.

•                  Adjusted EBITDA as a percentage of net sales was 2.4%, an increase of 30 basis points from the prior year.

For the nine months ended September 30, 2018, compared to the nine months ended September 30, 2017:

•                  Net sales were $6.5 billion, an increase of 5.3% from the prior year. Net sales increased 4.6% from the prior year, excluding the positive effect of foreign currency (0.2%) and one extra shipping day (0.6%) in 2018.

•                  Net loss was $(25.0) million, compared to net loss of $(25.6) million in the prior year. Net integration, acquisition and restructuring charges were $53.3 million in 2018 and $58.1 million in the prior year.

•                  Basic and diluted loss per share were $(1.58) compared to $(1.63) in the prior year.

•                  Adjusted EBITDA was $127.8 million, an increase of 9.8% from the prior year.

•                  Adjusted EBITDA as a percentage of net sales was 2.0%, an increase of 10 basis points from the prior year.

“We expect to complete our final U.S. operating systems conversion by year-end,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation. “With the system conversions, as well as the multi-location warehouse consolidations largely behind us, we anticipate shifting more of our effort to the optimization element of our long-term strategy in 2019.”

Veritiv Corporation will host a live conference call and webcast today, November 6, 2018, at 10 a.m. (ET) to discuss its third quarter financial results. To participate, callers within the U.S. and Canada can dial (833) 241-7249, and international callers can dial (647) 689-4213, both using conference ID number 5976311.  Interested parties can also listen online at ir.veritivcorp.com.  A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding U.S. generally accepted accounting principles (“U.S. GAAP”) and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and also a provider of logistics and supply chain management solutions. Serving customers in a wide range of industries, the Company has approximately 160 operating distribution centers throughout the U.S., Canada and Mexico, and employs approximately 8,900 team members that help shape the success of its customers.  For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under “Risk Factors” in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the full benefit of the anticipated synergies, cost savings and growth opportunities from the merger transaction and our ability to integrate the xpedx business with the Unisource business; the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2018 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$2,192.5	$2,116.8	$6,465.4	$6,140.3
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,805.8	1,736.6	5,323.8	5,026.4
Distribution expenses	135.0	132.0	400.1	380.9
Selling and administrative expenses	209.8	229.4	656.1	652.7
Depreciation and amortization	13.1	13.1	41.5	39.9
Integration and acquisition expenses	7.9	14.2	24.6	28.1
Restructuring charges, net	5.4	2.7	28.7	30.0
Operating income (loss)	15.5	(11.2)	(9.4)	(17.7)
Interest expense, net	11.0	8.3	30.5	22.1
Other (income) expense, net	(0.4)	(1.2)	(13.8)	(1.1)
Income (loss) before income taxes	4.9	(18.3)	(26.1)	(38.7)
Income tax expense (benefit)	3.5	(4.0)	(1.1)	(13.1)
Net income (loss)	$1.4	$(14.3)	$(25.0)	$(25.6)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.09	$(0.91)	$(1.58)	$(1.63)
Diluted earnings (loss) per share	$0.09	$(0.91)	$(1.58)	$(1.63)

Weighted average shares outstanding:
Basic	15.85	15.70	15.82	15.70
Diluted	16.47	15.70	15.82	15.70

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash	$70.9	$80.3
Accounts receivable, less allowances of $56.2 and $44.0, respectively	1,212.5	1,174.3
Related party receivable	3.2	3.3
Inventories	737.8	722.7
Other current assets	152.5	133.5
Total current assets	2,176.9	2,114.1
Property and equipment (net of depreciation and amortization of $315.3 and $314.6, respectively)	210.1	340.2
Goodwill	99.6	99.6
Other intangibles, net	58.5	64.1
Deferred income tax assets	62.4	59.6
Other non-current assets	27.0	30.8
Total assets	$2,634.5	$2,708.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$723.4	$680.1
Related party payable	11.8	8.5
Accrued payroll and benefits	55.9	73.5
Other accrued liabilities	139.6	134.6
Current maturities of long-term debt	6.6	2.9
Financing obligations, current portion (including obligations to related party of $0.0 and $7.1, respectively)	0.7	7.8
Total current liabilities	938.0	907.4
Long-term debt, net of current maturities	997.6	908.3
Financing obligations, less current portion (including obligations to related party of $0.0 and $155.2, respectively)	25.1	181.6
Defined benefit pension obligations	20.6	24.4
Other non-current liabilities	116.5	137.0
Total liabilities	2,097.8	2,158.7
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 16.2 million and 16.0 million, respectively; shares outstanding - 15.9 million and 15.7 million, respectively	0.2	0.2
Additional paid-in capital	603.3	590.2
Accumulated (deficit) earnings	(17.8)	6.4
Accumulated other comprehensive loss	(35.4)	(33.5)
Treasury stock at cost - 0.3 million shares at September 30, 2018 and December 31, 2017	(13.6)	(13.6)
Total shareholders’ equity	536.7	549.7
Total liabilities and shareholders’ equity	$2,634.5	$2,708.4

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(25.0)	$(25.6)
Depreciation and amortization	41.5	39.9
Amortization of deferred financing fees	2.0	1.9
Net (gains) on dispositions of property and equipment	(2.2)	(4.0)
Long-lived asset impairment charges	0.2	8.4
Provision for allowance for doubtful accounts	18.5	11.6
Deferred income tax (benefit)	(3.2)	(14.3)
Stock-based compensation	15.2	11.6
Other non-cash items, net	(6.8)	2.5
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(60.6)	(87.5)
Inventories	(17.2)	(17.9)
Other current assets	(26.1)	(6.7)
Accounts payable and related party payable	78.1	69.6
Accrued payroll and benefits	(17.5)	(23.4)
Other accrued liabilities	15.4	8.9
Other	(4.8)	7.3
Net cash provided by (used for) operating activities	7.5	(17.7)
Investing activities
Property and equipment additions	(33.7)	(26.0)
Proceeds from asset sales	4.1	23.1
Cash paid for purchase of business, net of cash acquired	—	(144.8)
Net cash used for investing activities	(29.6)	(147.7)
Financing activities
Change in book overdrafts	(30.3)	(43.9)
Borrowings of long-term debt	4,058.1	3,685.2
Repayments of long-term debt	(3,988.4)	(3,446.5)
Payments under equipment capital lease obligations	(5.3)	(2.2)
Payments under financing obligations (including obligations to related party of $8.6 and $11.5, respectively)	(9.1)	(12.9)
Payments under Tax Receivable Agreement	(9.9)	(8.5)
Other	(2.1)	—
Net cash provided by financing activities	13.0	171.2
Effect of exchange rate changes on cash	(0.3)	1.1
Net change in cash	(9.4)	6.9
Cash at beginning of period	80.3	69.6
Cash at end of period	$70.9	$76.5
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$1.3	$3.2
Cash paid for interest	28.0	19.4
Non-cash investing and financing activities
Non-cash additions to property and equipment	$29.8	$8.6
Contingent consideration for purchase of business: Earn-out	—	30.0

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) because we believe investors commonly use Adjusted EBITDA  as a key financial metric for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA is not an alternative measure of financial performance under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$1.4	$(14.3)	$(25.0)	$(25.6)
Interest expense, net	11.0	8.3	30.5	22.1
Income tax expense (benefit)	3.5	(4.0)	(1.1)	(13.1)
Depreciation and amortization	13.1	13.1	41.5	39.9
EBITDA	29.0	3.1	45.9	23.3
Restructuring charges, net	5.4	2.7	28.7	30.0
Stock-based compensation	4.5	3.8	15.2	11.6
LIFO reserve increase	4.0	3.7	18.4	3.4
Non-restructuring asset impairment charges	0.2	7.7	0.2	8.4
Non-restructuring severance charges	0.5	0.5	2.3	1.5
Non-restructuring pension charges, net	(0.1)	3.2	(0.8)	2.1
Integration and acquisition expenses	7.9	14.2	24.6	28.1
Fair value adjustment on Tax Receivable Agreement contingent liability	0.1	(0.4)	(0.3)	1.6
Fair value adjustment on contingent consideration liability	0.3	—	(11.0)	—
Escheat audit contingent liability	0.8	4.5	0.8	4.5
Other	0.1	1.1	3.8	1.9
Adjusted EBITDA	$52.7	$44.1	$127.8	$116.4

Net sales	$2,192.5	$2,116.8	$6,465.4	$6,140.3
Adjusted EBITDA as a % of net sales	2.4%	2.1%	2.0%	1.9%

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451   Media: Phil Taylor, 770-391-8415